Exhibit 28 (g)(6) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

EXHIBIT 1

TO CUSTODIAN CONTRACT BETWEEN FEDERATED INVESTMENT COMPANIES,

STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY

Dated December 1, 1993

(Exhibit 1 revised as of 10/1/16)

Edward Jones Money Market Fund

Federated Adjustable Rate Securities Fund

Federated Equity Income Fund, Inc.

Federated Global Allocation Fund

Federated Government Income Securities, Inc.

Federated Government Income Trust

Federated High Income Bond Fund, Inc.

Federated Total Return Government Bond Fund

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Federated Core Trust:

Emerging Markets Core Fund

Federated Bank Loan Core Fund

Federated Mortgage Core Portfolio

High Yield Bond Portfolio

Federated Core Trust III:

Federated Project and Trade Finance Core Fund

Federated Equity Funds:

Federated Clover Small Value Fund

Federated Clover Value Fund

Federated Kaufmann Fund

Federated Kaufmann Large Cap Fund

Federated Kaufmann Small Cap Fund

Federated MDT Mid Cap Growth Strategies Fund

Federated Managed Risk Fund

Federated Managed Volatility Fund

Federated Prudent Bear Fund

Federated Strategic Value Dividend Fund

Federated Fixed Income Securities, Inc.:

Federated Strategic Income Fund

Federated High Yield Trust

Federated Equity Advantage Fund

Federated High Yield Trust

Federated Income Securities Trust:

Federated Capital Income Fund

Federated Floating Rate Strategic Income Fund

Federated Fund for U.S. Government Securities

Federated Intermediate Corporate Bond Fund

Federated Real Return Bond Fund

Federated Short-Term Income Fund

Federated Index Trust:

Federated Max-Cap Index Fund

Federated Mid-Cap Index Fund

Federated Institutional Trust:

Federated Government Ultrashort Duration Fund

Federated Institutional High Yield Bond Fund

Federated Short-Intermediate Total Return Bond Fund

Federated Insurance Series:

Federated Fund for U.S. Government Securities II

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Managed Tail Risk Fund II

Federated Managed Volatility Fund II

Federated Government Money Fund II

Federated Quality Bond Fund II

Federated Investment Series Funds, Inc.:

Federated Bond Fund

Federated Managed Pool Series:

Federated Corporate Bond Strategy Portfolio

Federated High-Yield Strategy Portfolio

Federated Managed Volatility Strategy Portfolio

Federated Mortgage Strategy Portfolio

Federated MDT Series:

Federated MDT All Cap Core Fund

Federated MDT Balanced Fund

Federated MDT Large Cap Growth Fund

Federated MDT Small Cap Growth Fund

Federated MDT Small Cap Core Fund

Federated Project and Trade Finance Tender Fund

Federated Total Return Series, Inc.:

Federated Mortgage Fund

Federated Total Return Bond Fund

Federated Ultrashort Bond Fund

Money Market Obligations Trust:

Federated California Municipal Cash Trust

Federated Connecticut Municipal Cash Trust

Federated Florida Municipal Cash Trust

Federated Georgia Municipal Cash Trust

Federated Government Obligations Fund

Federated Institutional Prime 60-Day Max Money Market Fund

Federated Massachusetts Municipal Cash Trust

Federated Institutional Prime 60 Day Fund

Federated Michigan Municipal Cash Trust

Federated Minnesota Municipal Cash Trust

Federated Institutional Money Market Management

Federated Municipal Obligations Fund

Federated New Jersey Municipal Cash Trust

Federated New York Municipal Cash Trust

Federated North Carolina Municipal Cash Trust

(Money Market Obligations Trust cont’d)

Federated Ohio Municipal Cash Trust

Federated Pennsylvania Municipal Cash Trust

Federated Prime Cash Obligations Fund

Federated Institutional Prime Obligations Fund

Federated Institutional Prime Value Obligations Fund

Federated Tax-Free Obligations Fund

Federated Institutional Tax-Free Cash Trust

Federated Treasury Obligations Fund

Federated Trust for U.S. Treasury Obligations

Federated Virginia Municipal Cash Trust